Exhibit 10.9

DrivenIQ Corporation

Financial Statements

For the year ended December 31, 2021

With Report of Independent Registered Public Accounting Firm

DreivenIQ Corporation

Index

December 31, 2021

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of DrivenIQ Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of DrivenIQ Corporation (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2023

Lakewood, CO

April 25, 2023

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DreivenIQ Corporation

Balance Sheet

December 31, 2021

The accompanying notes are an integral part of this financial statement.

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DreivenIQ Corporation

Statement of Operations

For the year ended December 31, 2021

The accompanying notes are an integral part of this financial statement.

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DreivenIQ Corporation

Statement of Changes in Stockholders’ Equity

For the year ended December 31, 2021

	Common Stock
	Number of shares	Par value	APIC	Retained earnings	Total equity (deficit)

Balance as of 1/1/2021	1,000	$1,000.00	$-	$2,815	$3,815

Issuance of equity	-	$-	$-	$-	$-
Net income (loss)	-	-	-	36,707	36,707

Balance as of 12/31/2021	1,000	$1,000	$-	$39,522	$40,522

The accompanying notes are an integral part of this financial statement.

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DreivenIQ Corporation

Statement of Cash Flows

For the year ended December 31, 2021

The accompanying notes are an integral part of this financial statement.

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DreivenIQ Corporation

Notes to Financial Statements

December 31, 2021

1.	Nature of Business and Summary of Significant Accounting Policies

Summary – DrivenIQ Corporation, registered in the state of Maryland (the “Company”), provides Media Management and Data services.

The Company was formed in November 2019 and began operations on November 25, 2019.

Going Concern

The Company is subject to a number of risks similar to those of other entities in the early stage of operations. The Company’s long-term success is dependent upon its ability to successfully market its products and services, generate revenues, meet its financial obligations, maintain adequate financing, and ultimately attain profitable operations.

The accompanying financial statements of the Company have been prepared on a basis that assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Basis of Presentation – The Company prepares its financial statements in accordance with US generally accepted accounting principles.

The Company has chosen December 31 as its year end.

Estimates – The Company prepares the financial statements in accordance with accounting principles generally accepted in the U.S which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, costs, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

Revenue Recognition – The Company’s policy is to recognize revenue and costs in accordance with the terms of the agreements. Revenue is earned upon performance of services and/or delivering agreed upon deliverables, as outlined in the MSAs or Order forms.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. Revenue is recognized when all the following elements are present: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured. In 2021 the Company had a revenue of $1,339,720. The new standards, if they applied to the Company, would have no significant impact on the Company’s 2021 revenue.

Cash – As of the reporting period, the Company maintains FDIC-insured bank accounts. As of December 31, 2021, the Company had a total Cash balance of $761,731.

Accounts Receivable – The Company’s policy is to state its accounts receivable at amounts due from customers as of the reporting date. Customer accounts past due greater than 90 days are reviewed to identify amounts that are uncollectible. An allowance for doubtful accounts is established for uncollectible customer accounts receivable and a charge would be included in the statement of operations in operating expenses. As of December 31, 2021, the Company had accounts receivable for $18,000.

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DreivenIQ Corporation

Notes to Financial Statements

December 31, 2021

Property and Equipment – Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation and amortization is removed from the accounts and any gain or loss is included in the results of operations. Depreciation and amortization is calculated on a straight-line basis over the estimated useful lives of the respective assets, which generally ranges from 3-5 years for equipment. For the year ended December 31, 2021, no assets were placed in service and no depreciation expense was recognized.

Capitalized Software and Research and Development Costs — Research and development costs are expensed as incurred. The Company accounts for costs incurred to develop software for internal use in accordance with ASC Topic 350-40, Intangibles – Internal Use Software. Accordingly, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use software are expensed as incurred.

Income Taxes – The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss carry-forwards and temporary differences between financial statement bases of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in the income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment date of such rate change. A valuation allowance is recorded for loss carry-forwards and other deferred tax assets when it is determined that it is more likely than not that such loss carry-forwards and deferred tax assets will not be realized. The Company recognizes the tax benefits on any uncertain tax positions taken or expected to be taken in the [consolidated] financial statements when it is more likely than not the position will be realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The tax benefits recognized in the [consolidated] financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes estimated interest and penalties related to uncertain tax positions as a part of the provision for income taxes.

2.	Promissory Note – The Company has issued a Secured Promissory Note for $790,000 to Capstone Technologies Group Inc. As of December 31, 2021, $790,000 was outstanding. The principal balance would be payable in full upon maturity on September 30, 2024.

Interest - Interest on the outstanding and unpaid principal balance shall be paid on a quarterly basis, at a rate of five percent (5%) per annum, simple interest.

3.	Stockholders’ Equity

As of December 31, 2021, the company had an authorized capital of 1,000 Common stock and 1,000 shares were issued and outstanding..

Voting

Each shareholder shall be entitled to cast the number of votes equal to the number of shares owned by such shareholder.

4.	Subsequent Events

The Company evaluated subsequent events through March 1, 2023, which is the date the financial statements were available to be issued. Based upon this evaluation, the Company has determined that other than the events disclosed below, no other subsequent events have occurred which would require adjustment to or disclosure in the financial statements.

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DreivenIQ Corporation

Notes to Financial Statements

December 31, 2021

In March 2022, the company acquired another entity, Visitor Data Inc., for $3.25M. Funding for the entity was received from Capstone.

In August 2022, the Company raised a $15M Series A. The funding was secured from Capstone and was received in funding installments as the Company hit milestones. The Company issued Capstone preferred shares as each installment investment was received. A schedule of funding received from Capstone through March 2023 is below. The Company expects the remaining balance of the Series A funding to be received by December 2023.

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